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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [ ] Definitive proxy statement.

     [ ] Definitive additional materials.

     [X] Soliciting material under Rule 14a-12

                                UDATE.COM, INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                                     SOLICITING MATERIAL PURSUANT TO RULE 14a-12

FOR IMMEDIATE RELEASE

                UDATE.COM, INC. TO BE ACQUIRED BY USA INTERACTIVE

          Derby, England - December 19, 2002 - uDate.com, Inc. (OTCBB: UDAT) announced today that it had entered into an agreement to be acquired by USA Interactive (Nasdaq: USAI) for USA common stock valued at approximately $150 million (subject to various adjustments). In the transaction, each share of uDate common stock will be converted into 0.18956 shares of USA common stock. Based on the closing price of USA common stock on Nasdaq on December 18, 2002,
0.18956 shares of USA common stock had a value of $4.54.

         uDate is a global online personals group based in Derby, England, which provides dating and matchmaking services through its two web sites: www.udate.com and www.kiss.com. For the nine months ended September 30, 2002, uDate reported revenue of $29.2 million, representing growth of 135.6% over the same period in 2001.

         "We are pleased to join the USA family," said Mel Morris, Chief Executive Officer and Founder of uDate. "We believe the opportunity to combine our efforts with USA's collection of strong online brands is truly exciting. The support and backing of USA will enhance our ability to fully capitalize on this rapidly growing category."

         "Our acquisition of uDate, in combination with our continued investment in Match.com, underscores USA's commitment to the personals business," said John Pleasants, President and CEO of Ticketmaster and incoming President of USA's Information & Services group. "uDate's track record of strong growth, combined with its culture of innovation, and excellent management team, make it a perfect fit for our operations."

         The transaction is expected to close in the first quarter of 2003, subject to standard closing conditions and approvals. Pursuant to a voting agreement with USA, Atlas Trust Company (Jersey) Limited, as trustee of the Internet Investments Inc. Employee Shares Trust, and Lee Zehrer, who together hold a majority of the uDate common stock, have agreed to vote in favor of the transaction at the uDate stockholder meeting.

         uDate was advised in the transaction by Broadview International.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

         USA Interactive plans to file with the SEC a Registration Statement on Form S-4 in connection with the transaction and uDate plans to file with the SEC and mail to its stockholders a Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Proxy Statement/Prospectus will contain important information about USA Interactive, uDate, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available.

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         Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by USA Interactive and uDate through the web site maintained by the SEC at www.sec.gov.

         In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus upon written request to USA Interactive, 152 West 57th Street, New York, New York 10019, Attention: Investor Relations; or uDate, New Enterprise House, St. Helens Street, Derby, DE1 3GY, United Kingdom, Attention: Investor Relations.

         USA Interactive and uDate, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding USA Interactive's directors and executive officers is contained in USA Interactive's Form 10-K for the year ended December 31, 2001 and its proxy statement dated April 30, 2002, which are filed with the SEC. Information regarding uDate's directors and executive officers is contained in uDate's Form 10-KSB for the year ended December 31, 2001, which is filed with the SEC. As of December 19, 2002, uDate's directors and executive officers collectively owned 6,175,505 shares of uDate common stock, or approximately 24.5% of uDate's outstanding common stock. As of December 19, 2002, uDate's directors and executive officers also collectively held options to purchase 4,210,000 shares of uDate common stock, all of which options will accelerate and be exercisable in full in connection with the merger. Certain of uDate's executive officers will receive bonus payments upon the closing of the merger in the aggregate amount of $2,500,000 and severance payments in the approximate aggregate amount of $1,050,000 upon termination of their uDate employment contracts in connection with the merger. Certain executive officers and directors are expected to enter into employment agreements and/or noncompete agreements with USA Interactive following the closing of the merger, and will receive payments in respect of noncompete agreements in the approximate aggregate amount of $5,947,000 upon the closing of the merger. In addition, current and former directors and executive officers of uDate will be indemnified by the surviving corporation in the merger, and benefit from insurance coverage purchased by uDate, for liabilities that may arise from their service as directors and executive officers of uDate prior to the merger. Furthermore, uDate will reimburse its two major stockholders for their legal fees incurred by them in connection with the merger, and for the cost of insurance to cover certain liabilities that may arise in connection with their indemnification obligations to USA Interactive under the merger agreement. A more complete description will be available in the Registration Statement and the Proxy Statement/Prospectus.


SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

         Statements in this press release regarding the proposed transaction between USA Interactive and uDate, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about USA Interactive or uDate managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," estimates and similar expressions) should also be considered to be

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forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transaction, the ability of USA Interactive to successfully integrate uDate's operations and employees; changes in economic conditions generally and in the markets served by uDate and USA Interactive; future regulatory actions; competition from others; product demand and market acceptance; the ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; the ability to expand into and successfully operate in foreign markets; and the other factors described in USA Interactive's and uDate's Annual Reports on Form 10-K and Form 10-KSB for the year ended December 31, 2001 and their most recent quarterly report filed with the SEC. USA Interactive and uDate disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.


ABOUT USA INTERACTIVE

         USA Interactive (Nasdaq: USAI), via the Internet, the television, and the telephone, engages in the worldwide business of interactivity across electronic retailing, travel services, ticketing services, personals services, local information services, and teleservices. USA is comprised of HSN; Expedia, Inc. (Nasdaq: EXPE); Hotels.com (Nasdaq: ROOM); Interval International; TV Travel Group; Ticketmaster (Nasdaq: TMCS), which operates Match.com and Citysearch; Precision Response Corporation; Electronic Commerce Solutions; Styleclick, Inc. (OTCBB: IBUYA); and will include Entertainment Publications, Inc. upon the close of the USA/Entertainment Publications transaction.

ABOUT UDATE

         uDate.com, Inc. is a global online personals group with members in more than 100 countries around the world as of September 30, 2002. The Company operates two Web properties www.udate.com and www.kiss.com. uDate.com, Inc. is a public company trading under the ticker symbol UDAT on the OTCBB exchange.

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Contact:  Eleanor Krivicic, General Counsel, uDate.com, Inc., eleanork@udate.com